Exhibit 10.16

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

DATED                  11 MARCH 2022

(1) KOMAINU (JERSEY) LIMITED

(2) COINSHARES DIGITAL SECURITIES LIMITED

(3) COINSHARES (JERSEY) LIMITED

(4) THE LAW DEBENTURE TRUST CORPORATION P.L.C.

(5) COINSHARES CAPITAL MARKETS (JERSEY) LIMITED

SECOND AMENDMENT AGREEMENT

amending and supplementing the provisions of the

CRYPTOCURRENCY CUSTODY AGREEMENT DATED

21 DECEMBER 2020
as amended by the

AMENDMENT AGREEMENT DATED

21 DECEMBER 2021

TABLE OF CONTENTS

		Page

1.	Interpretation	2

2.	Amendments to the Custody Agreement and First Amendment Agreement	3

3.	General	4

i

THIS AGREEMENT is made on and with effect from 11 March 2022

BETWEEN

(1)	KOMAINU (JERSEY) LIMITED, a private limited company incorporated under the laws of Jersey, Channel Islands (with registered number 127169) having its registered address at 3rd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (“Komainu” or the “Custodian”);

(2)	COINSHARES DIGITAL SECURITIES LIMITED, a company incorporated under the laws of Jersey, Channel Islands (registered number 127061) having its registered address at 2nd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (the “Company” or the “Client”);

(3)	COINSHARES (JERSEY) LIMITED, a company incorporated under the laws of Jersey, Channel Islands (registered number 102184) having its registered address at 2nd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (the “Programme Manager”);

(4)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales with company number 01675231, with a registered office address of 8th Floor, 100 Bishopsgate, London EC2N 4AG, England (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of the Trust Instrument (as defined below) as trustee for the Security Holders (as defined in the Trust Instrument)); and

(5)	COINSHARES CAPITAL MARKETS (JERSEY) LIMITED, a company incorporated under the laws of Jersey with registered number 122384, whose registered office is 2 Hill Street, St Helier, Jersey, JE2 4UA, Channel Islands as staking agent (the “Staking Agent”, which expression shall include any successor staking agent appointed under the Staking Agency Agreement (as defined below)).

WHEREAS

(A)	The Company and the Trustee have entered into a Trust Instrument (the “Trust Instrument”) dated 21 December 2020 pursuant to which the Issuer created eight classes of Digital Securities and the Trustee agreed to act as trustee for the holders of the Digital Securities.

(B)	The Custodian, the Company, the Programme Manager and the Trustee have entered into a Cryptocurrency Custody Agreement (the “Original Custody Agreement”) dated 21 December 2020 pursuant to which the Custodian agreed to provide certain services in relation to Digital Currency held by the Company for the purposes of the Digital Securities.

(C)	Pursuant to a Supplemental Trust Instrument (the “Supplemental Trust Instrument”) dated 21 December 2021 made between the Company and the Trustee (i) the Issuer created a further 42 classes (the “Additional Classes”) of Digital Securities and the Trustee agreed to act as trustee for the holders of the Digital Securities of such classes and (ii) certain amendments were made to the Trust Instrument including amendments permitting Staking (as defined in the Conditions as amended by the Supplemental Trust Instrument) in relation to each Staking Class (as so defined).

(D)	Pursuant to a Staking Agency Agreement (the “Staking Agency Agreement”) dated 21 December 2021 made between the Company, the Trustee, the Staking Agent and the Determination Agent, the Staking Agent was appointed as Staking Agent in respect of each Staking Class with duties inter alia to appoint a person, firm or other entity approved by the Issuer to act as validator and to determine from time to time the amount of any Digital Currency to be applied for Staking.

(E)	The Parties hereto amended the Original Custody Agreement to make provision for the Additional Classes and to facilitate Staking in respect of the Staking Classes by an Amendment Agreement dated 21 December 2021 (the “First Amendment Agreement”).

(F)	The Parties now wish to amend the Custody Agreement and First Amendment Agreement to make changes to the support status of the Staking Classes and to amend the respective responsibilities and liabilities in this regard.

1.	INTERPRETATION

1.1.	Definitions

Words and expressions used in this Agreement, unless otherwise defined herein, bear the same meanings as where used in the Custody Agreement.

In this Agreement:

“Custody Agreement” means the Original Custody Agreement, as amended by the First Amendment Agreement.

In addition, in this Agreement and in the Custody Agreement, as amended by this Agreement, unless there is anything the subject or context inconsistent therewith, the following expressions shall have the following meaning:

“Client Requested Eligible Assets” means, in relation to Staking or any other service provided by the Custodian, any Digital Currency supported by the Custodian in relation to which the Custodian has not performed its Standard Testing Protocol prior to enabling it for Staking or such other service at the Client’s or the Staking Agent’s request.

“Client Provider” means a Provider not selected or onboarded by the Custodian but requested by the Client or the Staking Agent.

“Standard Testing Protocol” means in relation to any of the Custodian’s services an internal protocol which the Custodian follows in order to test any new services and which may change at the Custodian’s sole discretion without notice.

1.2.	Interpretation

Clauses 1.2 to 1.4 (inclusive) of the Custody Agreement apply to this Agreement.

2.	AMENDMENTS TO THE CUSTODY AGREEMENT AND FIRST AMENDMENT AGREEMENT

The Parties hereby agree that the Custody Agreement and the First Amendment Agreement shall be amended from the date hereof as follows:

2.1.	Staking Classes

Part B of Schedule 1 to the First Amendment Agreement is amended by removing the following Pools and Digital Currencies:

[***]

Clause 2.3 of the First Amendment Agreement is amended by adding ‘(such Part B as amended from time to time the “Unsupported Digital Currencies List”)’ after “Part B of Schedule 1 hereto” and adding the following sentence at the end:

The Custodian shall notify the Parties (other than the Trustee) of any removals from the Unsupported Digital Currencies List periodically and promptly upon request. The Custodian shall classify any Digital Currencies prior to removing them from the Unsupported Digital Currencies List as either Eligible Assets or Client Requested Eligible Assets.

2.2.	Client Requested Eligible Assets

Clause 12.3 (g) of the Custody Agreement is amended by removing the “.” and adding after (iii):

;

(iv) Client Requested Eligible Assets: the Custodian is providing Staking or any other service to the Client in relation to Client Requested Eligible Assets at the Client’s or the Staking Agent’s request; and

(v) Client Provider: the Custodian is using a Client Provider upon the Client’s or the Staking Agent’s request.

2.3.	Custodian Services Fee

Clause 10.1 of the Custody Agreement shall be removed in its entirety and replaced with the following wording:

10.1	Custodian Services Fees

For the Custodian’s services under this Agreement the Programme Manager shall procure the payment of fees to the Custodian calculated as follows:

[***]

The fee payable will be calculated daily by applying the above fee rate divided by 365 (366 in a leap year), to the Custodian’s end of Business Day balance in each Secured Wallet. Such fee shall be paid monthly in arrears as determined by the Custodian in Digital Currency relating to the same kind of Digital Currency and having the same denomination as that (or one of those) to which the relevant Secured Wallet relates.

2.4.	Staking Appendix

Paragraph 3.1 of Appendix 6 – Staking Services of the Custody Agreement shall be amended by adding after “agreed between the Parties from time to time in respect of such Eligible Assets.”:

“In the event Proper Instructions are provided in respect of any asset that is a Client Requested Eligible Asset, the Custodian shall promptly notify the other Parties (other than the Trustee) that such asset is a Client Requested Eligible Asset and the terms applying to Client Requested Eligible Assets apply.

Where the Client or the Staking Agent request using a Client Provider in relation to Eligible Assets or Client Requested Eligible Assets, it shall be the Client’s or the Staking Agent’s (as the case may be) sole responsibility to exercise due diligence and care in relation to the selection of such Client Provider.”

3.	GENERAL

3.1.	Governing law

This Agreement is governed by, and will be construed in accordance with, English law.

3.2.	Jurisdiction

The Parties agree that the English courts are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising out of or in connection with this Agreement (together referred to as “Proceedings”) may be brought in the courts of England. For these purposes the Company and the Custodian irrevocably submit to the non-exclusive jurisdiction of the English courts and further irrevocably and unconditionally agree that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and maybe enforced in the courts of any other jurisdiction.

3.3.	Service of Process

The Company irrevocably appoints CoinShares (UK) Limited, whose registered office is at 82 Baker Street, London W1U 6TE, (the “Company Service Agent”) to receive, for it and on its behalf, service of any document to be served on the Company in connection with any Proceedings. If for any reason the Company Service Agent is unable to act as such, the Company will promptly notify the Custodian and within 14 calendar days appoint a substitute agent for service of process acceptable to the Custodian.

The Custodian irrevocably appoints Komainu UK Limited, whose registered office is at Octagon Point, 5 Cheapside, St Paul’s, London EC2V 6AA, (the “Custodian Service Agent”) to receive, for it and on its behalf, service of any document to be served on the Custodian in connection with any Proceedings. If for any reason the Custodian Service Agent is unable to act as such, the Custodian will promptly notify the Company and within 14 calendar days appoint a substitute agent for service of process acceptable to the Company.

3.4.	Acknowledgment of Security

The Custodian acknowledges that, pursuant to the Security Deed, the Company has assigned to the Trustee for the benefit of itself and the Security Holders (as defined in the Security Deed) in respect of the Digital Securities of each class by way of security all its present and future rights, title and interest in this Agreement to the extent that the same relates to such class.

3.5	Consideration

This Agreement is entered into by the Custodian in consideration of the sum of £1 paid by the Company (on behalf of itself, the Trustee, the Programme Manager and the Staking Agent) (receipt whereof the Custodian hereby acknowledges) and by the Company, the Trustee, the Programme Manager and the Staking Agent in consideration of the agreement by the Custodian provided in Clause 2 of this Agreement.

EXECUTED by the Parties

Signed on behalf of and for Komainu (Jersey) Limited by

Signature:	/s/ Christina Irgel
Name:	Christina Irgel
Title:	Director

Signed on behalf of and for CoinShares (Jersey) Limited by

Signature:	/s/ Luc Guillou
Name:	Luc Guillou
Title:	Director

Signed on behalf of and for CoinShares Digital Securities Limited by

Signature:	/s/ Ben Gilbert
Name:	Ben Gilbert
Title:	Director

Signed on behalf of and for CoinShares Capital Markets (Jersey) Limited by

Signature:	/s/ Jeri-Lea Brown
Name:	Jeri-Lea Brown
Title:	Director

Signed on behalf of and for The Law Debenture Trust Corporation p.l.c. by

Signature:	/s/ Lily Frost
Name:	Lily Frost
Title:	Authorised Signatory